Exhibit 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-39743 and No. 333-72725) pertaining to the Amended and Restated 1997 Long Term Incentive Stock Plan, Amended and Restated 1997
Non-Employee Director Stock Plan, 1998 Employee Stock Purchase Plan, 1998 Non-Employee Stock Purchase Plan, and Stock Purchase Loan Plan of Capital Trust, Inc. of our report dated February 14, 2003 with respect to the consolidated financial statements of Capital Trust, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-103662) of Capital Trust, Inc. and in the related Prospectus of our report dated February 14, 2003 with respect to the consolidated financial statements of Capital Trust, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


                                              /s/ Ernst & Young LLP



New York, New York
March 28, 2003